Exhibit 23.2

CONSENT OF REGISTERED

INDEPENDENT PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 12, 2014, with respect to the consolidated financial statements of American Energy Capital Partners, LP and with respect to the consolidated financial statements of American Energy Capital Partners GP, LLC contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/GRANT THORNTON LLP

Oklahoma City, Oklahoma

March 12, 2014